   As filed with the Securities and Exchange Commission on August 23, 1996
                                                     Registration No. 333-
___________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------

                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    -------------------------------------------------------------------

                      ENSCO INTERNATIONAL INCORPORATED
           (Exact name of registrant as specified in its charter)


                     DELAWARE                     76-0232579
           (State or other jurisdiction of        (I.R.S. Employer
         incorporation or organization)     Identification Number)

                            2700 FOUNTAIN PLACE
                              1445 ROSS AVENUE
                          DALLAS, TEXAS 75202-2792
                               (214) 922-1500
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     ------------------------------------------------------------------

                      ENSCO INTERNATIONAL INCORPORATED
               1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          (Full title of the plan)

     ------------------------------------------------------------------

                            C. CHRISTOPHER GAUT
                      ENSCO International Incorporated
                            2700 FOUNTAIN PLACE
                              1445 ROSS AVENUE
                          DALLAS, TEXAS 75202-2792
                               (214) 922-1500
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                              With a copy to:
                           ALBERT G. McGRATH, JR.
                      ENSCO International Incorporated
                            2700 FOUNTAIN PLACE
                              1445 ROSS AVENUE
                          DALLAS, TEXAS 75202-2792
                               (214) 922-1500

     ------------------------------------------------------------------



                            CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum        Proposed maximum         Amount of
  Title of securities to be               Amount to be       offering price          aggregate offering       registration
  registered              <F1>            registered         per share   <F2>        price         <F2>       fee
  ----------------------------            --------------     ----------------        ------------------       ------------
  Common Stock, $.10 par value            300,000 shares          $30.50                  $9,150,000             $3,155

<F1>   Shares  of common stock  of  ENSCO International  Incorporated  (the
       "Company"), $.10 par value per share (the "Common Stock"), being registered hereby relate to the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan (the "Non Employee Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Non Employee Plan.

<F2>   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on August 21, 1996, as reported on the New York Stock Exchange.


___________________________________________________________________________

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a), (b) and (c) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by ENSCO International Incorporated ("ENSCO") pursuant to Sections 13 (a), 13 (c ), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement which indicates that all shares of common stock, par value $0.10 per share (the "Common Shares"), offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

       1. Annual Report on Form 10-K for the year ended December 31, 1995, as amended (the "ENSCO 1995 Form 10-K");

       2. Annual Report on Form 10-K/A for the year ended December 31, 1995, filed with the Commission on May 9, 1996;

       3. Annual Report on Form 10-K/A-2 for the year ended December 31, 1996, filed with the Commission on May 10, 1996;

       4.  Quarterly Report on  Form 10-Q for the three months  ended March
       31, 1996;

       5.  Quarterly  Report on Form  10-Q for the three  months ended June
       30, 1996;

       6. All other reports filed pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant s documents referred to in 1, 2 and 3 above;

       7. The description of ENSCO Common Stock contained in its Registration Statement on Form 8-B, filed with the Commission November 12, 1987, and the Registration Statement on Form 8-A, filed with the Commission on February 3, 1981, as amended by Form 8, filed with the Commission on August 22, 1985; and

       8. The description of ENSCO's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on February 23, 1995.


ITEM 4.  DESCRIPTION OF SECURITIES

       Not applicable


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

       Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit is brought approves such indemnification.
Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

   Article Fifteen of the ENSCO Certificate of Incorporation provides, in general, that the Registrant must indemnify its directors and officers under certain of the circumstances defined in Section 145, and that no director of ENSCO will be personally liable to ENSCO or its stockholders for monetary damages for any breach of such director's fiduciary duty, with
certain  exceptions.   This Article  further allows  ENSCO to  purchase and
maintain insurance on behalf of its directors, officers, employees, or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract, and/or similar arrangement. The directors and officers of ENSCO and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by ENSCO. ENSCO has also entered into agreements with its officers and directors which essentially provide that ENSCO will indemnify the officers and directors to the extent set forth in the Certificate of Incorporation and Bylaws of ENSCO.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       None

ITEM 8.   EXHIBITS

 Exhibit
 Number      Description
 -------     -----------

 * 4.1 ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan

 * 5.1       Opinion of Albert G. McGrath, Jr.

 *23.1       Consent of Albert G. McGrath, Jr. (included in Exhibit 5.1)

 *23.2       Consent of Price Waterhouse LLP

  24 Power of Attorney (included on the signature page of the Registration Statement)

______________
* Filed herewith.


ITEM 9.   UNDERTAKINGS

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 21, 1996.

                                   ENSCO INTERNATIONAL INCORPORATED


                                   By:  /s/ Carl F. Thorne
                                        ---------------------------
                                        CARL F. THORNE
                                        Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Carl F. Thorne, Richard A. Wilson and
C. Christopher Gaut, and each of them, either one of whom may act without joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

SIGNATURE                      TITLE                      DATE
- ---------                      -----                      ----

                               Chairman of the Board,
/s/ Carl F. Thorne             President,
- ---------------------------    Chief Executive Officer
CARL F. THORNE                 and Director               August 21, 1996

/s/ Richard A. Wilson          Senior Vice President,
- ---------------------------    Chief Operating Officer
RICHARD A. WILSON              and Director               August 21, 1996

/s/ C. Christopher Gaut
- ---------------------------    Vice President, Chief
C. CHRISTOPHER GAUT            Financial Officer          August 21, 1996

/s/ H.E. Malone                Vice President, Chief
- ---------------------------    Accounting Officer and
H.E. MALONE                    Controller                 August 21, 1996

/s/ Craig I. Fields
- ---------------------------    Director
CRAIG I. FIELDS                                           August 21, 1996

/s/ Orville D. Gaither, Sr.
- ---------------------------    Director
ORVILLE D. GAITHER, SR.                                   August 21, 1996

/s/ Gerald W. Haddock
- ---------------------------    Director
GERALD W. HADDOCK                                         August 21, 1996


/s/ Dillard S. Hammett
- ---------------------------    Director
DILLARD S. HAMMETT                                        August 21, 1996

/s/ Thomas L. Kelly, II
- ---------------------------    Director
THOMAS L. KELLY, II                                       August 21, 1996

/s/ Morton H. Meyerson
- ---------------------------    Director
MORTON H. MEYERSON                                        August 21, 1996

                               EXHIBIT INDEX


 Exhibit
 Number     Description
 -------    -----------

    4.1 ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan
    5.1     Opinion of Albert G. McGrath, Jr.
   23.2     Consent of Price Waterhouse LLP